CSFB

CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2005-8

DERIVED INFORMATION 9/30/2005

[$1,473,000,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,483,500,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2005-8

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

Statistical Collateral Summary – Alabama, Mississippi, Louisiana

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 10/01/05 cutoff date.  Approximately 4.41% of the mortgage loans do not provide for any payments of principal in the first five years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	122
Total Outstanding Loan Balance	$12,558,631*	Min	Max
Average Loan Current Balance	$102,940	$13,696	$485,260
Weighted Average Original LTV	85.2%**
Weighted Average Coupon	7.81%	5.55%	12.29%
Arm Weighted Average Coupon	7.69%
Fixed Weighted Average Coupon	8.85%
Weighted Average Margin	6.59%	4.59%	9.45%
Weighted Average FICO (Non-Zero)	619
Weighted Average Age (Months)	2
% First Liens	97.0%
% Second Liens	3.0%
% Arms	89.8%
% Fixed	10.2%
% of Loans with Mortgage Insurance	0.0%

*

Approximately [$12,750,000] of the [$1,500,000,100] in total collateral is made up loans originated in Alabama, Mississippi and Louisiana.

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
501 - 525	2	169,427	1.3	8.73	77.0	510
526 - 550	6	756,326	6.0	8.52	83.4	542
551 - 575	13	1,381,009	11.0	8.28	85.9	562
576 - 600	30	2,749,043	21.9	8.11	84.9	588
601 - 625	28	2,476,665	19.7	7.62	84.4	612
626 - 650	16	1,641,490	13.1	7.29	82.7	638
651 - 675	16	1,559,574	12.4	7.53	84.9	664
676 - 700	7	1,095,667	8.7	7.46	90.1	688
701 - 725	3	540,474	4.3	7.46	89.5	722
726 - 750	1	188,956	1.5	8.65	95.0	738
Total:	122	12,558,631	100.0	7.81	85.2	619

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
DTI	Loans	Balance	Balance	%	%	FICO
16 - 20	3	217,910	1.7	7.82	85.8	634
21 - 25	6	568,341	4.5	7.87	86.5	656
26 - 30	13	1,039,172	8.3	8.33	85.0	612
31 - 35	17	2,015,023	16.0	7.75	86.4	611
36 - 40	22	2,204,313	17.6	7.40	83.0	616
41 - 45	25	2,084,407	16.6	7.75	83.3	619
46 - 50	28	3,556,869	28.3	8.02	87.2	626
51 - 55	8	872,595	6.9	7.61	84.3	595
Total:	122	12,558,631	100.0	7.81	85.2	619

*

Note, for second liens, CLTV is employed in this calculation.